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                                                                    Exhibit 23.1

                              [BKD LLP LETTERHEAD]

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


BOARD OF DIRECTORS
PRINCETON NATIONAL BANCORP, INC.

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 2, 2007, on our audit of the consolidated balance sheet of Princeton National Bancorp, Inc. and subsidiary as of December 31, 2006, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows for the year-ended December 31, 2006, management's assessment of effectiveness of internal control over financial reporting as of December 31, 2006 and the effectiveness of internal control over financial reporting as of December 31, 2006, which report appears in the December 31, 2006 annual report on Form 10-K of Princeton National Bancorp, Inc.


/s/ BKD, LLP


Decatur, Illinois
September 21, 2007




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
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